Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

98   Goldman Sachs Structured International Small Cap Fund            N
99   Goldman Sachs Structured Emerging Markets Equity Fund            N
100  Goldman Sachs Strategic International Equity Fund                N
101  Goldman Sachs Structured Small Cap Value Fund                    N
102  Goldman Sachs Structured Small Cap Growth Fund                   N
119  Goldman Sachs N-11 Equity Fund                                   N
121  Goldman Sachs China Equity Fund                                  N
122  Goldman Sachs Brazil Equity Fund			              Y
123  Goldman Sachs Korea Equity Fund			              Y
124  Goldman Sachs India Equity Fund			              Y
127  Goldman Sachs Rising Dividend Growth Fund                        N
128  Goldman Sachs Retirement Portfolio Completion Fund               N


* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.